
                                                 ITRON, INC.
                               STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                       (Unaudited, shares in thousands)


                                                                 Three months                   Nine months
                                                             ended September 30,            ended September 30,
                                                          --------------------------    --------------------------
Primary Shares:                                                 1996           1995           1996           1995
                                                          -----------   ------------    -----------   ------------
Weighted average number of common shares outstanding          13,336         13,129         13,274         13,076

Dilutive effect of outstanding stock options and warrants          0            635            835            672
                                                          -----------   ------------    -----------   ------------

Primary weighted average shares outstanding                   13,336         13,764         14,109         13,748
                                                          ===========   ============    ===========   ============

                                                                 Three months                   Nine months
                                                             ended September 30,            ended September 30,
                                                          --------------------------    --------------------------
Fully Diluted Shares:                                           1996           1995           1996           1995
                                                          -----------   ------------    -----------   ------------
Weighted average number of common shares outstanding          13,336         13,129         13,274         13,076

Dilutive effect of outstanding stock options and warrants          0            700            835            723
                                                          -----------   ------------    -----------   ------------

Fully diluted weighted average shares outstanding             13,336         13,829         14,109         13,799
                                                          ===========   ============    ===========   ============